Exhibit 99

LifePoint Hospitals Reports First Quarter 2004 Results

   BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 27, 2004--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2004.
   For the first quarter ended March 31, 2004, revenues were $256.6 million, up 16.2% from $220.9 million for the same period a year ago. Net income for the quarter totaled $23.9 million, or $0.60 per diluted share, versus net income of $17.7 million, or $0.45 per diluted share, for the prior-year period.
   The consolidated financial results for the first quarter ended March 31, 2004, reflect an 8.5% increase in total admissions and an 8.8% increase in equivalent admissions compared with the first quarter of 2003. On a same-hospital basis, total admissions increased 5.9% compared with the same period last year, and equivalent admissions increased 5.5% over the prior-year period.
   Kenneth C. Donahey, president and chief executive officer of LifePoint Hospitals, said, "We are pleased with our strong first quarter performance, which is confirmation that our ongoing strategy of physician recruitment and investing in our existing facilities is effective. External factors such as an improving economy and stable reimbursement environment are working to our advantage. In addition, we continue to excel at expense management and integration of acquisitions on a timely basis with a positive impact on profitability. For all of these reasons, we have a high degree of confidence about the continued success of our company."
   A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' first quarter conference call will be available on line at www.lifepointhospitals.com and www.fulldisclosure.com on April 28, 2004, beginning at 10:00 a.m. Eastern Time.
   LifePoint Hospitals, Inc. operates 29 hospitals in non-urban communities. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,300 employees.
   This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. These statements are subject to various risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as cost-containment efforts of insurers and other payors; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks and the lack of state and federal tort reform; (iv) uncertainty associated with compliance with HIPAA regulations; (v) our ability to enter into and renew payor arrangements on acceptable terms; (vi) our ability to maintain and increase patient volumes and control costs; (vii) the availability, cost and terms of insurance coverage; (viii) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians; (ix) the ability to attract and retain qualified management and personnel; (x) the geographic concentration of our operations; (xi) our ability to acquire hospitals on favorable terms and to complete budgeted capital improvements successfully; (xii) our ability to operate and integrate newly acquired facilities successfully; (xiii) the availability and terms of capital to fund our business strategy; (xiv) changes in our liquidity or indebtedness; (xv) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers; (xvi) the successful development and license of software and management information systems; (xvii) changes in generally accepted accounting principles or practices; (xviii) volatility in the market value of our common stock; (xix) changes in general economic conditions and changes in the manner in which employers provide healthcare coverage to their employees; (xx) our reliance on information technology systems maintained by HCA, Inc.; and (xxi) those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
   All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


                       LIFEPOINT HOSPITALS, INC.
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
            Dollars in millions (except per share amounts),
                      share amounts in thousands

                                       For the Three Months Ended
                                                March 31,
                                         2004               2003
                                    ---------------   ---------------
                                    Amount   Ratio    Amount    Ratio
                                    ------   ------   ------   ------
Revenues (1) (2)                    $256.6   100.0%   $220.9   100.0%

Salaries and benefits                100.7    39.2%     90.3    40.9%
Supplies                              33.4    13.0%     28.5    12.9%
Other operating expenses              42.6    16.7%     38.6    17.5%
Provision for doubtful accounts       23.0     8.9%     17.5     7.9%
Depreciation and amortization         11.6     4.5%     11.2     5.1%
Interest expense, net                  3.4     1.3%      3.3     1.5%
ESOP expense                           2.3     0.9%      1.6     0.7%
                                    ------   ------   ------   ------
                                     217.0    84.5%    191.0    86.5%
                                    ------   ------   ------   ------
Income before minority
 interests and income taxes           39.6    15.5%     29.9    13.5%
Minority interests in earnings
 of consolidated entities              0.3     0.2%       --      --%
                                    ------   ------   ------   ------
Income before income taxes            39.3    15.3%     29.9    13.5%
Provision for income taxes            15.4     6.0%     12.2     5.5%
                                    ------   ------   ------   ------
Net income                           $23.9     9.3%    $17.7     8.0%
                                    ======   ======   ======   ======
Earnings per share - basic           $0.65             $0.47
                                    ======            ======

Earnings per share - diluted         $0.60             $0.45
                                    ======            ======

Earnings Per Share Calculation:
Net income                           $23.9             $17.7
Add: Interest on convertible
 notes, net of taxes                   2.0               1.9
                                    ------            ------
Adjusted net income                  $25.9             $19.6
                                    ======            ======

Weighted average number
 of shares - basic                  36,582            37,878
Add: Shares for conversion of
 convertible notes                   5,279             5,279
     Other share equivalents         1,020               755
                                    ------            ------

Weighted average number of
 shares and equivalents - diluted   42,881            43,912
                                    ======            ======

Earnings per share - diluted         $0.60             $0.45
                                    ======            ======

(1) Adjustments to estimated reimbursement amounts increased revenues by $1.4 million for the three months ended March 31, 2004, and by $2.9 million for the three months ended March 31, 2003.

(2) Includes recognition of approximately $3.2 million of additional revenues during the first quarter of 2004 related to a Medicare disproportionate share designation confirmation by the Centers for Medicare and Medicaid Services.

                       LIFEPOINT HOSPITALS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              In millions

                                                    March 31, Dec. 31,
                                                      2004      2003
                                                     -------  -------
                                                   (Unaudited)   (1)
                                ASSETS
Current assets:
 Cash and cash equivalents                             $38.1    $20.6
 Accounts receivable, less allowances
  for doubtful accounts of $116.6 and $111.7
  at March 31, 2004 and December 31, 2003,
  respectively                                         110.2    101.4
 Inventories                                            22.3     22.3
 Income taxes receivable                                  --      7.4
 Deferred income taxes and other current assets         20.8     19.5
                                                     -------  -------
                                                       191.4    171.2
Property and equipment:
 Land                                                   19.3     19.0
 Buildings and improvements                            357.2    357.1
 Equipment                                             338.4    337.2
 Construction in progress                               37.2     28.3
                                                     -------  -------
                                                       752.1    741.6
 Accumulated depreciation                             (284.8)  (277.4)
                                                     -------  -------
                                                       467.3    464.2

Deferred loan costs, net                                 6.6      7.0
Unallocated purchase price                              17.9     16.4
Intangible assets, net                                   3.4      3.6
Goodwill                                               136.6    136.6
                                                     -------  -------
                                                      $823.2   $799.0
                                                     =======  =======

                        LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable                                      $25.8    $30.9
 Accrued salaries                                       23.8     25.7
 Other current liabilities                              21.2      9.7
 Income taxes payable                                    7.2       --
 Estimated third-party payor settlements                 2.4      2.5
                                                     -------  -------
                                                        80.4     68.8

Long-term debt                                         250.0    270.0
Deferred income taxes                                   36.5     35.9
Professional and general liability claims
 and other liabilities                                  31.3     28.6

Minority interests in equity
 of consolidated entities                                1.4      1.4

Stockholders' equity:
 Preferred stock                                          --       --
 Common stock                                            0.4      0.4
 Capital in excess of par value                        311.9    301.7
 Unearned ESOP compensation                            (15.3)   (16.1)
 Unearned compensation on nonvested stock               (5.6)      --
 Retained earnings                                     161.1    137.2
 Treasury stock                                        (28.9)   (28.9)
                                                     -------  -------
                                                       423.6    394.3
                                                     -------  -------
                                                      $823.2   $799.0
                                                     =======  =======

(1)  Derived from audited financial statements.

                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                                                    Three Months Ended
                                                         March 31,
                                                      2004      2003
                                                     -------  -------
Cash flows from operating activities:
 Net income                                            $23.9    $17.7
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                         11.6     11.2
  ESOP expense                                           2.3      1.6
  Minority interests in earnings
   of consolidated entities                              0.3       --
  Deferred income taxes (benefit)                       (0.5)    (0.1)
  Reserve for professional and general
   liability claims, net                                 2.7      1.2
  Tax benefit from stock option exercises                0.5       --
  Increase (decrease) in cash from operating assets
   and liabilities, net of effects from acquisitions:
    Accounts receivable                                 (8.5)   (11.1)
    Inventories and other current assets                (0.1)    (2.8)
    Accounts payable and accrued expenses                4.9      2.4
    Income taxes payable                                14.6     11.8
    Estimated third-party payor settlements             (0.1)     1.4
 Other                                                   0.6      0.9
                                                     -------  -------
      Net cash provided by operating activities         52.2     34.2

Cash flows from investing activities:
 Purchase of property and equipment                    (15.1)   (17.2)
 Purchase of facilities                                 (1.7)      --
 Other                                                  (0.3)    (0.2)
                                                     -------  -------
      Net cash used in investing activities            (17.1)   (17.4)

Cash flows from financing activities:
 Repayment under revolving credit facility             (20.0)      --
 Proceeds from exercise of stock options                 1.6      0.2
 Other                                                   0.8      0.3
                                                     -------  -------
      Net cash (used in) provided by
       financing activities                            (17.6)     0.5

Change in cash and cash equivalents                     17.5     17.3
Cash and cash equivalents at beginning of period        20.6     23.0
                                                     -------  -------
Cash and cash equivalents at end of period             $38.1    $40.3
                                                     =======  =======

Interest payments                                       $0.6     $0.2
                                                     =======  =======

Income taxes paid, net                                  $0.9     $0.4
                                                     =======  =======

                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                                Three Months Ended
                                                    March 31,
                                                                 %
                                             2004      2003    Change
                                            -------  -------  -------
Consolidated:
Number of hospitals at end of period             29       28      3.6%
Licensed beds at end of period                2,727    2,624      3.9
Weighted average licensed beds                2,730    2,619      4.2
Average daily census                          1,156    1,055      9.6
Average length of stay                          4.1      4.0      2.5

Revenues ($ in millions)                     $256.6   $220.9     16.2
Revenues per equivalent admission            $5,255   $4,919      6.8
Equivalent admissions (1)                    48,842   44,912      8.8
Outpatient factor (1)                          1.92     1.91      0.5
Outpatient surgeries                         20,044   18,859      6.3
Inpatient surgeries                           7,420    6,663     11.4
Emergency room visits                       105,754   99,738      6.0
Admissions                                   25,465   23,477      8.5
Medicare case mix index                        1.15     1.18     (2.5)

Net outpatient revenues
 as a percentage of net revenues               49.7%    50.2%  N/M (2)

Same-Hospital: (3)
Number of hospitals at end of period             28       28       --%
Licensed beds at end of period                2,614    2,624     (0.4)
Weighted average licensed beds                2,617    2,619     (0.1)
Average daily census                          1,131    1,055      7.2
Average length of stay                          4.1      4.0      2.5

Revenues ($ in millions)                     $250.0   $220.9     13.2
Revenues per equivalent admission            $5,279   $4,919      7.3
Equivalent admissions (1)                    47,364   44,912      5.5
Outpatient factor (1)                          1.91     1.91       --
Outpatient surgeries                         19,340   18,859      2.6
Inpatient surgeries                           7,213    6,663      8.3
Emergency room visits                       102,528   99,738      2.8
Admissions                                   24,863   23,477      5.9
Medicare case mix index                        1.16     1.18     (1.7)

Net outpatient revenues
 as a percentage of net revenues               49.4%    50.2%  N/M (2)

(1) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(2)  Not meaningful.
(3) Same-hospital information excludes the operations of hospitals that the Company acquired after January 1, 2003.

                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as income before depreciation and amortization, interest expense, ESOP expense, minority interests in earnings of consolidated entities and income taxes. Our management uses adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our bank credit facility uses adjusted EBITDA for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                       For the Three Months Ended
                                                March 31,
                                         2004              2003
                                   ----------------  ----------------
                                    Amount   Ratio    Amount    Ratio
                                   -------  -------  -------  -------
Revenues                            $256.6   100.0%   $220.9    100.0%

Salaries and benefits                100.7    39.2%     90.3     40.9%
Supplies                              33.4    13.0%     28.5     12.9%
Other operating expenses              42.6    16.7%     38.6     17.5%
Provision for doubtful accounts       23.0     8.9%     17.5      7.9%
                                   -------  -------  -------  -------
Adjusted EBITDA                      $56.9    22.2%    $46.0     20.8%
                                   =======  =======  =======  =======

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of income (in millions):

                                                    Three Months Ended
                                                          March 31,
                                                       2004      2003
                                                      -------  -------
Adjusted EBITDA                                        $56.9    $46.0
Less:
   Depreciation and amortization                        11.6     11.2
   Interest expense, net                                 3.4      3.3
   ESOP expense                                          2.3      1.6
   Minority interests in earnings
    of consolidated entities                             0.3       --
   Provision for income taxes                           15.4     12.2
                                                     -------  -------
Net income                                             $23.9    $17.7
                                                     =======  =======

    CONTACT: LifePoint Hospitals Inc., Brentwood
             Michael J. Culotta, 615-372-8512